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                         TECHNICAL CONSULTING AGREEMENT


THIS CONSULTING AGREEMENT is dated as of July 1, 1996, by and between VICTOR TECHNOBRAIN CO., LTD., a Japanese company, located at 804 Futowo-cho, Kohoku-ku, Yokohama-shi, Kanagawa 222, Japan, Facsimile No.: 045-546-5940 (hereinafter referred to as Consultant) and MACROVISION JAPAN K.K., a Japanese corporation, located at 2-5-3-301, Asagaya-Minami, Suginami-Ku, Tokyo 166, Japan, Facsimile
No.: 03-5378-7213 (hereinafter referred to as the "Company").

WHEREAS, the Company wishes to retain the services of the Consultant to perform certain technical consultation services for the company subject to the terms and conditions of this Agreement;

AND THEREFORE, in consideration of the mutual agreement herein contained, the Company and Consultant hereby agree as follows:

1) The Company agrees to retain services of the consultant, and the Consultant agrees to act as a Consultant to the Company, on the terms and conditions contained in this Agreement. During the term of this Agreement, the Consultant shall perform such consulting services as may be assigned from time to time by the President of Macrovision Corporation and/or the Vice President, AntiCopy Process ("ACP") Sales and Marketing of Macrovision Corporation and/or the Worldwide Technical Support Director, ACP of Macrovision Corporation, and/or the Managing Director of the company. Such services shall include coping with technical problems arising from licensed duplicators, right owners and system operators, (satellite, cable, telephone line operators), set-top box suppliers to system operators, and semiconductor suppliers to such set-top box suppliers, either of the Company or of Macrovision Corporation's master licensee in countries listed in Appendix 1.

2) The Company agrees to retain the services of the Consultant pursuant to the terms of this Agreement for a period of one year from the date of this Agreement (the "Consulting Period"). This Agreement will be extended automatically for successive one year terms unless either party provides written notice to the other no later than ninety (90) days prior to the end of the initial or any succeeding one year term.

3) In rendering consulting services pursuant to this Agreement, the Consultant will be required to devote its reasonable efforts to the performance of its duties and responsibilities under this Agreement. The Company agrees to devote its reasonable efforts to support the activities of the Consultant in any reasonably possible technical, administrative and commercial way and to provide the Consultant with documentation, statements, credentials and equipment which shall allow the Consultant to perform duties and responsibilities in the capacity of a Technical Consultant for the purpose of this Agreement. Within thirty (30) days from the date of this Agreement, the Consultant agrees to send its employees to an initial training session with Macrovision Corporation's technical staff for three to five days, and in that session the Company agrees to provide basic technical education necessary for duties and responsibilities of the consultant to the Consultant with its reasonable efforts. In the event that the employee that attends the initial training session leaves the employment of Consultant, then consultant agrees to transfer all the basic technical knowledge to the successor employee in advance to such an employee's departure.

4) Consultant's relationship with the Company is that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or




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          employer-employee relationship.  Consultant is not an agent of the company and is not authorized to make any representation, contract, or commitment on behalf of the Company unless specially requested or authorized to do so in writing by the Company.

5) For the consulting services to be rendered under this Agreement the Company agrees to pay to the Consultant as compensation for its services, and the Consultant agrees to accept as full compensation the following:

          a)   The sum of Y400,000 initial training session fee within thirty
               (30) days from the commencement of the Consulting Period.

          b) The sum of Y200,000 minimum fee per quarter, payable quarterly, in advance from the commencement of the Consulting Period.

          c) Following hourly, daily and weekly charges which would be multiplied by the number of hours, days and weeks that Consultant devoted on specific technical problem basis to the performance of the duties and responsibilities under this Agreement.

                         Y10,000/hour
                         Y80,000/day (= consecutive eight hours)
                         Y150,000/consecutive two days
                         Y210,000/consecutive three days
                         Y270,000/consecutive four days
                         Y320,000/week (= consecutive five days)

          d) Reimbursement on a monthly basis of necessary business expenses against presentation of adequate receipts or evidence of payment. A monthly expenditure for business expenses in excess of Y100,000 per month shall not to be reimbursed by the Company to the Consultant, unless prior written approval has been obtained from the Company.

          e) Consultant agrees that it will not perform any services which result in any hourly, daily, or weekly charges to the Company without the prior written consent from the Company in advance of performing each such service.

          f) Consultant agrees that it will not perform any services which result in any travels to countries listed in Appendix 1 except to Japan without the prior written consent from the Company in advance of performing each such service. Both parties agree that such prior written consent will be given by the Company to Consultant only after Consultant devotes its reasonable effort to the performance of its duties and responsibilities by making maximum use of telephone/facsimile communication, sample video cassette tapes and sample video cassette recorders.

6) The Consultant agrees to promptly communicate and disclose to the Company all information obtained by it in the course of its consulting services relating to the business of the Company and its parent, subsidiaries or affiliates. The Consultant shall prepare and submit to the Company written reports as required with respect to the activities undertaken by it in connection with specific solution processes to each individual technical problem arising from licensed duplicators, right owners, system operators, set-top box suppliers to such system operators, and semiconductor suppliers to such set-top box suppliers of the Company or of Macrovision Corporation or of Macrovision Corporation's master licensees in countries listed in Appendix 1. The


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          Company agrees to promptly communicate and disclose to the Consultant all information related to the business activities and interests of the Company which may assist the Consultant in performing its duties and provide prompt replies on matters either of technical or commercial nature, which at the discretion and initiative of the Consultant may be needed to perform its duties and responsibilities.

7)        a)   Consultant shall not disclose any confidential information communicated by the Company to Consultant or confidential information related to the Company's intellectual property communicated to Consultant to customers of the Company or other third party with whom Consultant interacts while performing services pursuant to this Agreement, such as product technology, design, marketing strategies and related information to any third party. Consultant shall hold all such confidential information within its own organization and shall not, without specific prior written consent of the Company, disclose such information. Such information shall not include what is deemed as general or common knowledge already known. The information deemed confidential shall be specifically designated as such by the Company in writing. Consultant's agreement to not disclose any confidential information extends for three years after termination of this Agreement.

          b) All right, title and interest in and to all inventions, work product, drawings, methods, or other intellectual property developed by Consultant while providing services under this Agreement shall vest exclusively in the Company and Consultant shall have no rights in such inventions, work product, drawings, methods, or other intellectual property unless specifically granted in writing by a separate agreement executed by the Company.

8) This Agreement may be terminated by the Company for cause prior to the end of the Consulting Period by written notice. For purpose of this Agreement, "cause" shall mean any material action or inaction by Consultant which affects negatively the ability to perform the services contemplated by this Agreement, including but not limited to any of the following; gross incompetence or misconduct; misrepresentation of the Company or its products; misrepresentation of equipment or funds of the Company; insolvency; or liquidation.

9) If either party fails to perform any provision of this Agreement or in the case of the Company, it becomes insolvent and a proceeding under bankruptcy law is commenced and not discharged within 60 (sixty) days, then that party shall be considered in default of this Agreement upon a written notice from the other party.

          Upon receipt of a written notice of default, the defaulting party shall, at its own expense, undertake immediate steps to remedy such default. Should the defaulting party fail to remedy such default within 30 (thirty) business days, after receipt of such written notice of default, the non-defaulting party may, in writing, without prejudice to any other rights under this Agreement and/or applicable laws, terminate this Agreement. If a default is remedied and any subsequent default of the same or similar nature committed by the same previously defaulting party occurs within one year following the first default, the other party may terminate this Agreement upon 10 (ten) days written notice without the right of the defaulting party to remedy such default.

10) This Agreement may be terminated by the Company, at its sole option, upon ninety (90) days written notice if the Company has a material change in strategy for the



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          marketing of ACP in the Asian market or, in the Company's opinion, the cost of continuing the Agreement outweigh the business gains achievable in Asia or the Company experiences financial difficulties causing it to substantially curtail its expenses.

11) This Agreement may be terminated by Consultant for any reason at the end of the Consulting Period or at the end of any subsequent one-year extension of the Consulting Period.

12) Consultant's agrees to comply with all applicable laws of Japan. In addition:

          a) Consultant agrees not to offer, pay, promise to pay, or authorize the payment of any money, or offer, give, promise to give, or authorize the giving of anything of value, to any employee of a customer, or potential customer or government employee for the purpose of improperly influencing a business decision to its benefit.

          b) Without limiting any other rights or remedies of the Company, Consultant agrees to indemnify and hold the Company, its officers and directors harmless from and against any and all claims, losses, liabilities, judgments, settlements, expenses and costs, including attorneys' fees, to which the Company may be put or subjected by reason of Consultant's breach of paragraph 12a.

In the event Consultant performs unlawful acts in connection with this Agreement, the Company shall be under no obligations to pay Consultant for such services connected with unlawful acts.

13) In performing its consultancy services hereunder, the Consultant understands that it shall not execute any documents or assume commitments on behalf of the Company without prior written consent of the Company.

14) Consultant agrees during the term of this Agreement not to accept work or enter into a contract inconsistent with Consultant's obligations to refrain from competitive activity, conflict of interest, transfer of confidential or proprietary information or other obligations under this Agreement.

15) Consultant agrees to indemnify the Company from any and all loss or liability incurred by reason of the alleged breach by Consultant of any confidentiality or services agreement with anyone other than the Company. Consultant shall hold the Company harmless from damages or obligations incurred by reason of conduct of Consultant while performing services hereunder or otherwise.

16) Consultant agrees that prior to the public release of any material prepared as a result of or in conjunction with material prepared under this Agreement, Consultant shall provide the Company with the material and a description of the publications for the Company's approval.
          Such material shall not be published or leased without prior written approval of the Company.

17) Consultant agrees to deliver promptly all the Company's property and all copies of the Company's property in Consultant's possession to the Company at any time upon the Company's request. Upon termination of this Agreement for any reason or in any manner, Consultant agrees to deliver promptly to the Company all such documents,



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          together with any other of the Company's property then in Consultant's possession, except as the Company may, by prior written approval, allow Consultant to retain.

18) All notices hereunder shall be given in writing by hand delivery or by registered or certified mail, addressed to the party to receive the same at its respective address set forth below, or at such address as may from time to time be designated by either party to the other.

          To the Consultant:

          Nobuhisa WATANABE
          Director
          VICTOR TECHNOBRAIN CO., LTD.
          804 Futowo-cho
          Kohoku-ku
          Yokohama-shi
          Kanagawa 222, Japan
          Phone #045-546-4781
          Fax #045-546-5940

          To the Company:

          Managing Director
          Macrovision Japan K.K.
          2-5-3-301, Asagaya-Minami, Suginami-ku
          Tokyo 166
          Phone #03-5378-7212
          Fax #03-5378-7213

19) No failure by either party hereto to exercise, and to delay in exercising, any rights hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by either party preclude any other or future exercise of that right or any other right hereunder by that party.

20) In case any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

21) This Agreement is not assignable in whole or in party by Consultant without the written consent of the Company.

22) This Agreement shall be construed under and governed by the law of Japan. Any controversy, or claim arising out of, or relating to this Agreement, or breach thereof, shall be settled under the jurisdiction of the Tokyo District Court.

23) This Agreement shall constitute the complete and exclusive agreement between the parties respecting this subject matter. This Agreement may not be amended terminated or superseded except by an agreement in writing between the parties. This Agreement supersedes all previous agreements between Consultant and the Company whether oral or in writing.



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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as the day and year first above written.



VICTOR TECHNOBRAIN CO., LTD.                 MACROVISION JAPAN K.K.


/s/ Akira Hirota                             /s/ Masao Komei
------------------------------               ---------------------------
Signature                                    Signature

President                                    Managing Director
------------------------------               ---------------------------
Title                                        Title

January 28, 1997                             February 3, 1997
------------------------------               ----------------------------
Date                                         Date



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                            APPENDIX 1

                              Japan
                              South Korea
                              PRC
                              Taiwan
                              Hong Kong
                              Philippines
                              Thailand
                              Malaysia
                              Indonesia
                              Singapore